deb erickson	primesource mortgage, inc.
13301 pine forest pl ne	1112 n. main street
albuquerque, nm 87111	roswell, nm 88201

borrower’s name and address	lender’s name and address

For value received, I promise to pay to you, or your order, at your address listed above the principal sum of twenty thousand and no/100 Dollars $20,000.00.

☒ Single Advance:  I will receive all of this principle sum on 10/25/2006.  No additional advances are contemplated under this note.

interest: I agree to pay interest on the outstanding principal balance from 10/25/2006 at the rate of 8.250% per year until 10/25/2009.

accrual method: Interest will be calculated on a ACTUAL/360 basis.

post maturity rate: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

☒	on the same fixed or variable rate basis in effect before maturity (as indicated above).

payments:  I agree to pay this note as follows:

2 annual interest payments ranging from $1,672.92 to $1,677.50 beginning 10/25/07 and 1 payment of $21,672.92 on 10/25/2009.

☒ security: This note is separately secured by (described separate document by type and date):

security agreement dated October 25, 2006

signatures:  I agree to the terms of this note.

Signature for Lender

primesource mortgage, inc.	deb erickson

/s/ Jeffrey R. Smith	/s/ Deb Erickson